[deltathree logo]

PRESS RELEASE

       deltathree Reports Record First Quarter 2006 Revenue and Net Income

   Revenues Increased 63% Year-Over-Year and 18% Sequentially to $10.7 Million

           Net Income Increased to $88,000 or $0.00 Per Diluted Share

            Quarterly Cash Flow From Operations Increased to $700,000

New York, NY - April 27, 2006 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of SIP-based Voice Over Internet Protocol (VoIP) solutions for service providers, resellers and end users worldwide, today announced financial results for the first quarter 2006 ended March 31, 2006.

                          First Quarter 2006 Highlights

      o Revenues increased 63% year-over-year and 18% sequentially to a record $10.7 million.
      o     Net income increased to a record $88,000 or $0.00 per diluted share.
      o Adjusted EBITDA increased to a record $485,000 or $0.02 per diluted share.
      o     Quarterly cash flow from operations increased to $700,000.
      o Agreement extended with Verizon Communications to provide management services for Verizon's VoiceWing consumer VoIP service.

Revenues for the first quarter of 2006 were a record $10.7 million, an increase of $4.1 million, or 63%, from the $6.6 million reported for the first quarter of 2005. In the sequential comparison, first quarter 2006 revenues increased $1.6 million or 18%, compared to revenues of $9.1 million reported for the fourth quarter ended December 31, 2005.

deltathree reported record net income for the first quarter of 2006 of $88,000 or $0.00 per share. First quarter 2006 net income reflects an improvement over the first quarter 2005 net loss of $427,000 or ($0.01) per share, and compared to net income of $22,000 or $0.00 per share in the fourth quarter of 2005. First quarter 2006 net income includes approximately $144,000 of stock-based compensation expense related to the Company's adoption of Financial Accounting Standards Board (SFAS) No. 123R. The Company applied the modified prospective method as the transition method to adopting SFAS No. 123R. The year ago and sequential quarterly periods did not include comparable stock-based compensation expenses.

Gross margin for the first quarter of 2006 was 33%, compared with a gross margin of 36% for the year-over-year and sequential quarter comparisons. The decline in gross margin was primarily attributable to promotions in support of increased sales and marketing activities conducted during the first quarter of 2006.

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

deltathree reported record adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, for the first quarter of 2006 of $485,000 or $0.02 per share, compared to EBITDA of $106,000 or $0.00 per share in the first quarter of 2005 and EBITDA of $291,000 or $0.01 per share in the fourth quarter of 2005. The year ago and sequential quarterly periods did not include the comparable non-cash stock-based compensation expense reflected in adjusted EBITDA.

deltathree defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company's operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Operations included in this press release.

Quarterly cash flow from operations increased to $700,000 during the first quarter of 2006. As of March 31, 2006, deltathree held approximately $16.2 million in cash, cash equivalents, short-term and long-term investments, and had no outstanding debt, representing an increase $501,000 compared to the $15.7 million held as of December 31, 2005.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, "Our first quarter results establish an excellent foundation for 2006 as reflected by our record quarterly revenue and net income. This exceptional performance reflects the strength of our VoIP offerings in the market and our expanding customer base among service providers and resellers worldwide. As the demand for comprehensive VoIP communications platforms continues to rise, the reseller and service provider segment of our business remains deltathree's primary growth driver. We are seeing excellent traction among our global base of resellers as they increasingly look for more sophisticated VoIP offerings to deliver to their end customers, as well as solid interest from wireline and cable service providers seeking to offer broadband VoIP services.

"We are pleased to announce that we have successfully extended our working agreement with Verizon Communications to provide management services for Verizon's VoiceWing consumer VoIP service. deltathree has worked with Verizon since the launch of their VoiceWing service in July of 2004 and we look forward to continuing our relationship with Verizon to deliver their customers the best possible VoIP experience. deltathree also experienced a solid ramp-up of private label VoIP platforms with service provider customers, such as Velocity Services, Inc. (VSI), which is helping build momentum for us in 2006 and beyond.

"The success of our increased sales and marketing activities and the seasonal strength we historically see in the first quarter were also key factors in first quarter sales exceeding the high end of our expectations. Our ongoing focus on profitability and cash flow contributed to our second consecutive profitable quarter and increased quarterly cash flow from operations. Gross margin was modestly lower during the quarter reflecting our increased sales and marketing activities aimed at driving deltathree's market presence closer to our end customers in key geographic regions. With our improving cash flow, strong balance sheet and the ability to scale our VoIP infrastructure to accommodate rising call volumes, deltathree is well positioned to leverage the rising demand for customized broadband VoIP services around the world," continued Mr. Zimels.

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

deltathree Financial Guidance

For the second quarter of 2006, deltathree expects sequential revenue growth to be within the range of 5% to 10%. deltathree forecasts quarterly net income within the range of $0.01 per share to $0.02 per share, excluding the impact of stock-based compensation expense. The Company expects to record stock-based compensation expense of between $0.00 to 0.01 per share related to Financial Accounting Standard Board (SFAS) No. 123R.

Conference Call Details

The deltathree first quarter 2006 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, April 27, 2006. Investors are invited to listen to the live call by dialing 1-888-423-3275 in the United States or by dialing 1-612-332-0923 when calling internationally. Investors worldwide can also listen to the call live via deltathree's Website, www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

About deltathree

Founded in 1996, deltathree is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions, and infrastructure. deltathree offers customers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider and Reseller channel and the iConnectHere direct-to-consumer channel. deltathree offers a broad suite of private label VoIP products and services as well as a back-office platform for service providers, resellers, and corporate customers. Based on deltathree's customizable VoIP solutions, these customers can offer private label telecommunications to their own customer bases, under either their own brand name, a white-label brand, and/or the iConnectHere or deltathree brand name. At the same time, iConnectHere, deltathree's direct-to-consumer offering, provides award-winning VoIP products directly to consumers and small businesses online using the same primary platform.

For more information about deltathree please visit our website at www.deltathree.com.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that the adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, information contained in this press release and the attached financial information is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.

Forward Looking Statements

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; the public's acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:                            Media Relations Contact:
Erik Knettel                                           Alysha Crouse
The Global Consulting Group                            5W Public Relations
(646) 284-9415                                         (212) 999-5585
eknettel@hfgcg.com                                     acrouse@5wpr.com

                                 (Tables follow)

                                DELTATHREE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                ($ in thousands)

                                                       As of           As of
                                                     March 31,     December 31,
                                                       2006            2005
                                                   ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents                        $      4,122    $      3,847
  Short-term investments                                 10,874          10,648
  Accounts receivable, net                                1,376             703
  Prepaid expenses and other current assets                 572             612
  Inventory
                                                            211             242
                                                   ------------    ------------
    Total current assets                                 17,155          16,052
                                                   ------------    ------------
Long-term investments                                     1,216    $      1,216
                                                   ------------    ------------
Property and equipment, net                               4,005           4,131
                                                   ------------    ------------
Deposits                                                    105             105
                                                   ------------    ------------
    Total assets                                   $     22,481    $     21,504
                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $      4,264    $      3,904
  Deferred revenues                                         549             344
  Other current liabilities                               1,708           1,540
                                                   ------------    ------------
    Total current liabilities                             6,521           5,788
                                                   ------------    ------------
Long-term liabilities:
  Severance pay obligations                                 163             155
                                                   ------------    ------------
    Total liabilities                                     6,684           5,943
                                                   ------------    ------------
Stockholders' equity:
  Class A common stock, $0.001 par value                     30              30
  Additional paid-in capital                            167,838         167,690
  Accumulated deficit                                  (151,861)       (151,949)
                                                   ------------    ------------
                                                         16,007          15,771
  Treasury stock at cost: 257,600 shares
   as of March 31, 2006 and December 31, 2005              (210)           (210)
                                                   ------------    ------------
    Total stockholders' equity                           15,797          15,561
                                                   ------------    ------------
    Total liabilities and stockholders' equity     $     22,481    $     21,504
                                                   ============    ============

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

                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                ($ in thousands, except share and per share data)

                                                   Three months ended March 31,
                                                       2006            2005
                                                   ------------    ------------

Revenues                                           $     10,749    $      6,604

Costs and operating expenses:
  Cost of revenues                                        7,194           4,210
  Research and development expenses                       1,080             814
  Selling and marketing expenses                          1,202             864
  General and administrative expenses                       932             610
  Depreciation and amortization                             371             610
                                                   ------------    ------------

Total costs and operating expenses                       10,779           7,108
                                                   ------------    ------------

Loss from operations                                        (30)           (504)

Interest income, net                                        129              94
                                                   ------------    ------------

Net income (loss) before income taxes                        99            (410)

Income taxes                                                 11              17
                                                   ------------    ------------

Net income (loss)                                  $         88    $       (427)
                                                   ============    ============

Basic net income (loss) per share (in US$)         $       0.00    $      (0.01)
                                                   ============    ============

Diluted net income (loss) per share (in US$)       $       0.00    $      (0.01)
                                                   ============    ============

Basic weighted average number of shares
  outstanding                                        29,741,307      29,547,177
                                                   ============    ============

Diluted weighted average number of shares
  outstanding                                        30,673,141      29,547,177
                                                   ============    ============

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

                                DELTATHREE, INC.
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                                ($ in thousands)

                                                          Three months ended
                                                               March 31,
                                                          2006          2005
                                                       ----------    ----------
Cash flows from operating activities

Income (loss) for the period                           $       88          (427)

Adjustments to reconcile income (loss) for the
period to net cash used in operating activities:
Depreciation and amortization                                 371           610
Capital gain, net                                              (1)            0
Stock based compensation                                      144             0
Increase in liability for severance pay                         8            79

Changes in assets and liabilities:
Increase in accounts receivable                              (673)         (193)
Decrease (increase) in other current assets                    40          (222)
Decrease (increase) in inventory                               31            42
Increase (decrease) in accounts payable                       319          (939)
Increase (decrease) in other current liabilities              168           451
Increase (decrease) in deferred revenues                      205           931
                                                       ----------    ----------
                                                              612           759
                                                       ----------    ----------
Net cash provided by operating activities                     700           332
                                                       ----------    ----------

Cash flows from investing activities:
Purchase of property and equipment                           (204)         (532)
Proceeds from disposal of property and equipment                1             0
Decrease in deposits                                            0             0
Change in long-term investments, net                            0          (200)
Decrease (increase) in short-term investments                (226)        2,125
                                                       ----------    ----------
Net cash provided by (used in) investing activities          (429)        1,393
                                                       ----------    ----------

Cash flows from financing activities:
Proceeds from exercise of employee options                      4           363
                                                       ----------    ----------
Net cash provided by financing activities                       4           363
                                                       ----------    ----------

Increase (decrease) in cash and cash equivalents              275         2,088
Cash and cash equivalents at beginning of period            3,847         3,905
                                                       ----------    ----------
Cash and cash equivalents at end of the period         $    4,122    $    5,993
                                                       ==========    ==========

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

                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
                ($ in thousands, except share and per share data)

                                                   Three months ended March 31,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------

Net income (loss) in accordance with
  generally accepted accounting principles         $         88    $       (427)
                                                   ============    ============

Stock based compensation                                    144               0
Depreciation and amortization                               371             610
Income taxes                                                 11              17
Interest income, net                                       (129)            (94)

                                                   ------------    ------------
Adjusted EBITDA                                             485             106
                                                   ============    ============

Basic adjusted EBITDA per share (in US$)           $       0.02    $       0.00
                                                   ============    ============

Diluted adjusted EBITDA per share (in US$)         $       0.02    $       0.00
                                                   ============    ============

Basic weighted average number of shares
  outstanding                                        29,741,307      29,547,177
                                                   ============    ============

Diluted weighted average number of shares
  outstanding                                        30,673,141      29,547,177
                                                   ============    ============

                                  Page 8 of 8